UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 23, 2009
Date of Report (date of earliest event reported)

MICROFLUIDICS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 0-11625

DELAWARE	04-2793022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30 Ossippe Road, Newton, MA	02464
(Address of Principal Executive Offices)	(Zip Code)

(617) 969-5452
(Registrant's Telephone No., including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 23, 2009, Microfluidics International Corporation. (the “Company”) and its wholly-owned subsidiary Microfluidics Corporation. (collectively, the “Borrowers”), obtained a secured $1 million revolving line of credit (the “Revolving Credit Facility”) pursuant to a Loan Agreement (the “Agreement”) with Webster Bank, National Association, as lender (the “Lender”).

The Revolving Credit Facility is for an initial twelve month period.  The actual amount of credit that is available from time to time under the Revolving Credit Facility is limited to a borrowing base amount that is determined according to, among other things, a percentage of the value of eligible accounts receivables.  The Revolving Credit Facility contains customary representations and warranties and restrictive covenants relating to matters, such as indebtedness, liens, investments, acquisitions, mergers, dispositions and dividends.  The Revolving Credit Facility also has two financial covenants that require the Borrowers to maintain a senior debt to twelve month trailing EBITDA of 2:1, with the initial twelve month trailing EBITDA for the second, third and fourth quarters of 2009 being annualized, and requires the Borrowers to maintain $500,000 of available cash or excess availability under the Revolving Credit Facility.  The proceeds of any borrowings under the revolving credit facility are available for working capital and other general corporate purposes.

Borrowings under the Revolving Credit Facility will generally accrue interest at a margin of 5.50% over the London Interbank Offered Rate (“LIBOR”).  The obligations of Microfluidics and its wholly owned subsidiary under the Revolving Credit Facility are secured by a lien on substantially all of the personal property of Microfluidics and its wholly owned subsidiary pursuant to the terms of a security agreement (the “Security Agreement”).  The Agreement generally contains customary events of default for credit facilities of this type.  Upon an event of default that is not cured or waived within any applicable cure periods, in addition to other remedies that may be available to the Lender, the obligations under the Agreement may be accelerated and remedies may be exercised against the collateral.

In connection with the closing of the Revolving Credit Facility, the Company amended its Debenture and Warrant Purchase Agreement and related transactional documents with Global Strategic Partners, LLC (“Global Strategic Partners”) to permit the Revolving Credit Facility under the transaction documents and provide for certain other covenants, including an cross default provision with the Revolving Credit Facility (the “Amendment to Transaction Documents”).

The full text of the Agreement, the Security Agreement, and the Amendment to Transaction Documents are attached as Exhibit 10.1, 10.2, and 10.3, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Agreement, the Security Agreement, and the Amendment to Transaction described above under Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.                      The following exhibits are being filed herewith:

10.1
Loan Agreement dated October 23, 2009 by and among Microfluidics International Corporation and Microfluidics Corporation, as Borrowers, and Webster Bank, National Association, as Lender. (Filed herewith)

10.2	Security Agreement dated October 23, 2009 by and among Microfluidics International Corporation and Microfluidics Corporation and Webster Bank, National Association. (Filed herewith)
10.3	Amendment to Transaction Documents by and among Microfluidics International Corporation, Microfluidics Corporation and Global Strategic Partners, LLC. dated October 23, 2009 (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICROFLUIDICS INTERNATIONAL CORPORATION
(Registrant)

    October 26, 2009
By: /s/ Peter Byczko
Peter Byczko
Vice President and Finance, Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION

10.1
Loan Agreement dated October 23, 2009 by and among Microfluidics International Corporation and Microfluidics Corporation, as Borrowers, and Webster Bank, National Association, as Lender. (Filed herewith)

10.2	Security Agreement dated October 23, 2009 by and among Microfluidics International Corporation and Microfluidics Corporation and Webster Bank, National Association. (Filed herewith)
10.3	Amendment to Transaction Documents by and among Microfluidics International Corporation, Microfluidics Corporation and Global Strategic Partners, LLC. dated October 23, 2009 (Filed herewith)